CENTRAL AND SOUTH WEST SERVICES, INC              Exhibit 2
               P.O. BOX 21928 TULSA, OKLAHOMA                Page 1 of 4
             TELEPHONE NUMBER (918) 594 - 2000

      STATEMENT OF PARTICIPATION IN RAIL CAR MAINTENANCE FACILITY
            AT ALLIANCE, NEBRASKA PER SWEPCO - PSO AGREEMENT

                              AUGUST 1998


A.  NUMBER OF RAIL CARS SERVICED

SWEPCO      128       PSO     309     CPL        2

B.  AMOUNT OF EXPENDITURES:                                  SWEPCO

COSTS ASSIGNED 100% TO SWEPCO:

PR4001  Direct Material to SWEPCO Coal Cars                        $0.00
PR4018  Stores Salvage - SWEPCO                               125,441.50
PR4101  Direct Labor to SWEPCO Coal Cars                       13,059.61
PR4104  Direct Labor to Rework SWEPCO Material                  9,290.40
PR4202  Ad Valorem Taxes - SWEPCO Coal Cars                         0.00
PR4204  Ad Valorem Taxes - Facility - Direct - SWEPCO               0.00
PR4213  Employee Fringe Benefits - Direct Labor - SWEPCO        4,287.57
PR4230  Payroll Taxes (FICA & UC) - Direct Labor - SWEPCO       1,635.77
PR4238  Depreciation Expense - SWEPCO                               0.00
PR4263  Lease - Supplemental Expenses - SWEPCO                      0.00
PR4270  Outside Maintenance of SWEPCO Coal Cars                22,027.64
PR4272  Switching Fees - SWEPCO                                 1,929.36
PR4277  Repainting Coal Cars - SWEPCO                               0.00
                                                             ------------

                 Total 100% SWEPCO Costs                     $177,671.85
                                                             ============


COSTS ASSIGNED 100% TO CPL:                                  CPL

PR4003  Direct Material to CPL Coal Cars                              $0
PR4014   Inventory Carrying Charges - CPL                         986.08
PR4021   Stores Salvage - CPL                                     680.00
PR4105   Direct Labor to CPL Coal Cars                            154.06
PR4106  Direct Labor to Rework CPL Material                       239.99
PR4216   Ad Valorem Taxes - Facility - Direct - CPL                 0.00
PR4217   Employee Fringe Benefits - Direct Labor - CPL             75.40
PR4218   Payroll taxes (FICA & UC) - Direct Labor - CPlL           28.77
PR4240  Depreciation Expense - CPL                                  0.00
PR4269  Outside Maintenance of CPL Coal Cars                    1,804.48
PR4274  Switching Fees - CPL                                        0.00
PR4279   Repainting Coal Cars - CPL                                 0.00
                                                             ------------

                 Total 100% CPL Costs                          $3,968.78
                                                             ============

                                                                       Exhibit 2
                                                                     Page 2 of 4

COSTS ASSIGNED 100% TO PSO:                                  PSO

PR4002  Direct Material to PSO Coal Cars                           $0.00
PR4015  Inventory Carrying Charges - PSO                        2,060.35
PR4019  Stores Salvage - PSO                                   57,073.90
PR4102  Direct Labor to PSO Coal Cars                          21,765.93
PR4103  Direct Labor to Rework PSO Material                     3,693.17
PR4205  Ad Valorem Taxes - Facility - Direct - PSO                  0.00
PR4214  Employee Fringe Benefits - Direct Labor - PSO           4,888.82
PR4231  Payroll Taxes (FICA & UC) - Direct Labor - PSO          1,865.16
PR4239  Depreciation Expense - PSO                                  0.00
PR4271  Outside Maintenance of PSO Coal Cars                    7,688.66
PR4273  Switching Fees - PSO                                    3,585.16
PR4278  Repainting Coal Cars - PSO                                  0.00
                                                             ------------

                Total 100% PSO Costs                         $102,621.15
                                                             ============

                                                                       Exhibit 2
                                                                     Page 3 of 4

COSTS TO BE SHARED {Ratio of Direct Labor}:                  SHARED


PR4010  Shop Material                                          $4,206.87
PR4011  Small Tools                                               376.89
PR4012  Facility Maintenance - Material                         1,165.21
PR4013  Sale of Crops (Cr.)                                        (6.72)
PR4016  Switch Engine Operation and Maintenance                   780.53
PR4017  Equipment Operation and Maintenance                     3,117.12
PR4020  Stores Salvage - Joint                                      0.00
PR4110  Supervision                                            11,857.94
PR4111  Clerical                                                4,518.83
PR4112  Training and Safety                                     2,620.14
PR4113  General Shop Labor                                      3,428.02
PR4114  Facility Maintenance - Labor                            8,709.11
PR4116  Switch Engine Operation and Maintenance                 7,326.66
PR4201  Ad Valorem Taxes - Facility                                 0.00
PR4520  Land Credit                                            (1,420.00)
PR4601  Sale of Crops, Credit                                  (1,404.00)
PR4206  Data Processing Charges                                   574.40
PR4207  General Office Overhead                                   583.05
PR4211  Employee Expenses                                       1,285.37
PR4212  Employee Fringe Benefits                                7,594.96
PR4215  Employee Sick Benefits                                      0.00
PR4220  Injuries and Damages                                        0.00
PR4221  Insurance - Liability and Property                          0.00
PR4225  Maintenance of Facilities (Contracted)                  2,316.96
PR4226  Office Supplies and Expenses                              606.44
PR4232  Payroll Taxes (FICA & UC) - Other                       2,817.90
PR4233  Special Services                                          153.25
PR4234  Utilities - Heat, Light, Power and Water                4,244.89
PR4235  Utilities - Telephone                                     572.95
PR4236  Vehicle Expense                                             9.39
PR4237  Depreciation Expense                                        0.00
PR4250  Miscellaneous                                              15.00
PR4262  Lease - Basic - All Except Coal Cars                        0.00
PR4264  Lease - Supplemental Expenses - Facility                    0.00
               Total Costs Shared on Cost Ratio
                  {see computation below} -                   $66,051.16
                                                             ------------

          SWEPCO             46.37%                           $30,625.47
                                                             ------------

          CPL                 0.82%                              $539.96
                                                             ------------

          PSO                52.81%                           $34,885.75
                                                             ------------

                                                                       Exhibit 2
                                                                     Page 4 of 4
          Capital Recovery on Capital Expenditures not
           Covered Under Lease Agreement {Cost Ratio}           5,744.43
                                                             ------------


                      TOTAL COSTS FOR THE MONTH
                SWEPCO                                       $208,297.32
                                                             ============

                CPL                                            $4,508.74
                                                             ============

                PSO                                          $143,251.33
                                                             ============


C. COMPUTATION OF COST RATIO:




101, 104  Direct Labor SWEPCO      $22,350.01   46.37 %   SWEPCO

105, 106  Direct Labor CPL             394.05    0.82     CPL

102, 103  Direct Labor PSO          25,459.10   52.81     PSO
                                   ----------  ------

          Total Direct Labor       $48,203.16  100.00 %
                                   ==========  ======